U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 22, 2004

Photonic Products Group, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

181 Legrand Avenue, Northvale, New Jersey		07647
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 767-1910

(Former name or former address, if changed since last report)

ITEM 7.01: FD REGULATION DISCLOSURE

The company announced today that Maria Murray, PPGI Vice President of Special Projects and Senior VP of Business Development for its INRAD and Laser Optics business units, will be leaving effective October 30th 2004. With her departure, the company intends to retire the corporate position of PPGI VP of Special Projects created last year. Business development responsibilities for INRAD and Laser Optics will be sub-divided and absorbed by the sales and marketing team and by general management.

Dan Lehrfeld, CEO and President commented, “Maria Murray’s contributions to the Corporation over the past fifteen years have been numerous.  We especially appreciate her having agreed to stay on our team during these past four years of transformation, despite having relocated to the Princeton area for personal reasons in late 2000.  The other members of the Board and I, as well as her other colleagues here, wish her continued success in future and wish her and her husband much happiness as she now moves on.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Photonic Products Group, Inc.

By:	/s/ William S. Miraglia
William s. Miraglia
Chief Financial Officer

Dated: September 14, 2004